CONTRACT OF SALE



WARNING:
NO REPRESENTATION IS MADE THAT THIS FORM OF CONTRACT FOR THE SALE AND PURCHASE OF REAL ESTATE COMPLIES WITH SECTION 5-702 OF THE GENERAL OBLIGATIONS LAW ("PLAIN ENGLISH").

CONTRACT OF SALE MADE AS OF THE 29TH day of June between ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION a savings and loan association existing under the laws of the United States of America having an office and place of business at 1 Marcus Avenue, Lake Success, New York 11042 hereinafter called "SELLER", who agrees to Sell; and RANBAR PACKING, INC. a domestic corporation, having its office and principal place of business at 44-44 College Point Boulevard, Flushing, New York 11355, TIN 11-2294858, hereinafter called "PURCHASER" who agrees to buy the property, including all buildings and improvements thereon (the "PREMISES"), more fully described on a separate page marked "Schedule A," and also known as 44-12/22A College Point Blvd., Flushing, NY, Block 5066, Lots 678 and 693, together with SELLER'S interest, if any, in streets and unpaid awards as set forth in Paragraph 9.

PERSONAL PROPERTY:  None
Excluded from this sale are: Furniture and household furnishings.

1. The purchse price is                               $ 1,200,000.00

Payable as follows:
On signing of this contract, by check subject to collection $ 120,000.00 By allowance for the principal amount still unpaid on

EXISTING MORTGAGES(S):                         $        -
By a Purchase Money Note and Mortgage          $        -
Balance at Closing                             $ 1,080,000.00

EXISTING MORTGAGE(S):

2. [Intentionally deleted]

ACCEPTANCE FUNDS:

3. All money payable under this contract unless otherwise specified, shall be either:

     a. Cash, but not over one thousand ($1,000.00) Dollars,

     b. Good certified check of PURCHASER, or official check of any bank, savings bank, trust company, or savings and loan association having a banking office in the State of New York, payable to the order of SELLER, (intentionally deleted)

     c. Money other than the purchase price, payable to SELLER at CLOSING, may be by check of PURCHASER up to the amount of FIVE HUNDRED and 00/100----------------($ 500.00 ) dollars, or

     d. As otherwise agreed to in writing by SELLER or SELLER'S attorney.

"SUBJECT TO" PROVISIONS:

4. The PREMISES are to be transferred subject to:

     a. Laws and governmental regulations that affect the use and maintenance of the PREMISES, provided that they are not violated by the buildings and improvements erected on the PREMISES.

     b. Consents for the erection of any structures on, under or above any streets on which the PREMISES abut.

     c. Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway.

     d. Terms and conditions contained in the rider(s) annexed hereto and made a part hereof.

TITLE COMPANY APPROVAL:

5. SELLER shall give and PURCHASER shall accept such title as any major New York Title Company, a member of the American Land Title Association will be willing to approve and insure in accordance with their standard form of title policy, subject only to the matters provided for in this contract.

CLOSING DEFINED AND FORM OF DEED:

6. "CLOSING" means the settlement of the obligations of SELLER and PURCHASER to each other under this contract, including the payment of the purchase price to SELLER, and the delivery to PURCHASER of a Bargain & Sale with Covenants -or- a Referee's deed in proper statutory form for recording so as to transfer full ownership (fee simple title) to the PREMISES, free of all encumbrances except as herein stated. The deed will contain a covenant by SELLER as required by Section 13 of the Lien law.

If SELLER is a corporation, it will deliver to PURCHASER at the time of CLOSING
(a) a resolution of its Board of Directors authorizing the sale and delivery of the deed, and (b) a certificate by the Secretary or Assistant Secretary of the corporation certifying such resolution and setting forth facts showing that the transfer is in conformity with the requirements of Section 909 of the Business Corporation Law. The deed in such case shall contain a recital sufficient to establish compliance with that section.

CLOSING DATE AND PLACE:

7. CLOSING will take place at the office of ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, 5 Dakota Drive (Suite #304), New Hyde Park, NY 11042 at 10:00 AM o'clock on 10 days after receipt of mortgage commitment. 19

BROKER:

8. PURCHASER hereby states that PURCHASER has not dealt with any broker in connection with this sale other than See Rider and SELLER agrees to pay the broker the commission earned thereby (pursuant to separate agreement).

STREETS AND ASSIGNMENT OF UNPAID AWARDS:

9. This sale includes all of SELLER'S ownership and rights, if any, in any land lying in the bed of any street or highway, opened or proposed, in front of or adjoining the PREMISES to the center line thereof. It also includes any right of SELLER to any unpaid award by reason of any taking by condemnation and/or for any damage to the PREMISES by reason of change of grade of any street or highway. SELLER will deliver at no additional cost to PURCHASER, at CLOSING, or thereafter, on demand, any documents which PURCHASER may require to collect the award and damages.

MORTGAGEE'S CERTIFICATE OR LETTER AS TO EXISTING MORTGAGE(S):

10. (Intentionally deleted)

Compliance With State and Municipal Department Violations and Orders:

11. a. SELLER will comply with all notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any governmental department having authority as to lands, housing, buildings, fire, health and labor conditions affecting the PREMISES at the date hereof. The PREMISES shall be transferred free of them at CLOSING and this provision shall survive CLOSING. SELLER shall furnish PURCHASER with any authorization necessary to make the searches that could disclose these matters.

Omit if the Property is Not in the City of New York

      b. All obligations affecting the PREMISES, incurred pursuant to the Administrative Code of the City of New York prior to CLOSING and payable in money shall be discharged by SELLER at CLOSING. This provision shall survive CLOSING.

Installment Assessments:

12. If at the time of CLOSING the PREMISES are affected by an assessment which is or may become payable in annual installments, and the first installment is then a lien, or has been paid, then for the purposes of this contract all the unpaid installments shall be considered due and are to be paid by SELLER at CLOSING.

APPORTIONMENTS:

13. The following are to be apportioned as of midnight of the day before the day of CLOSING:

(a) Rents as and when collected. (b) (Intentionally deleted) (d) Taxes, water charges and sewer rents, on the basis of the fiscal period for which assessed.
(e) Fuel, if any. (f) Vault charges, if any. (g) Rent Security, if any.

      If CLOSING shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the old tax rate for the proceeding period applied to the latest assessed valuation.

      Any errors or omissions in computing apportionments at CLOSING shall be corrected. This provision shall survive CLOSING.

WATER METER READINGS:

14. If there be a water meter on the PREMISES, the unfixed meter charge and sewer rent, if any, shall be apportioned on the basis of such last reading.

ALLOWANCE FOR UNPAID TAXES, ETC.:

15. SELLER has the option to credit PURCHASER as an adjustment of the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer rents, together with any interest and penalties thereon to a date not less than five business days after CLOSING, provided that official bills therefor computed to said date are produced at CLOSING.

USE OF PURCHASE PRICE TO PAY ENCUMBRANCES:

16. If there is anything else affecting the sale which SELLER is obligated to pay and discharge at CLOSING, SELLER may use any portion of the balance of the purchase price to discharge it. As an alternative, SELLER may deposit money with the title insurance company employed by PURCHASER required by it to assure its discharge, but only if the title insurance company will insure PURCHASER'S title clear of the matter or insure against its enforcement out of the PREMISES. Upon request made within a reasonable time before CLOSING, PURCHASER agrees to provide separate certified checks as requested to assist in clearing up these matters.

AFFIDAVIT AS TO JUDGEMENTS, BANKRUPT-

17. (Intentionally deleted)

Deed Transfer and Recording Taxes:

18. At CLOSING, SELLER shall deliver a certified check payable to the order of the appropriate State, City or County officer in the amount of any applicable transfer and/or recording tax payable by reason of the delivery or recording of the deed, together with any required tax return. PURCHASER agrees to duly complete the tax return and to cause the check(s) and the tax return to be delivered to the appropriate officer promptly after CLOSING.

Purchaser's Lien:

19. All money paid on account of this contract, and the reasonable expenses of examination of the title to the PREMISES and of any survey and survey inspection charges are hereby made liens on the PREMISES and collectable out of the PREMISES. Such liens shall not continue after default in performance of the contract by PURCHASER.

Seller's Inability to Convey Limitation of Liability:

20. If SELLER is unable to transfer title to PURCHASER in accordance with this contract, SELLER'S sole liability shall be to refund all money paid on account of this contract, plus all charges made for: (i) examining the title, (ii) any appropriate additional searches made in accordance with this contract, and (iii) survey and survey inspection charges. Upon such refund and payment this contract shall be considered cancelled, and neither SELLER nor PURCHASER shall have any further rights against the other.

Condition of Property:

21. PURCHASER has inspected the buildings on the PREMISES and the personal property included in this sale and is thoroughly acquainted with their condition. PURCHASER agrees to purchase them "as is" and in their present condition subject to reasonable use, wear, tear, and natural deterioration between now and CLOSING. PURCHASER shall have the right, after reasonable notice to SELLER, to inspect them before CLOSING.

Entire Agreement:

22. All prior understandings and agreements between SELLER and PURCHASER are merged in this contract. It completely expresses their full agreement. It has been entered into after full investigation, neither party relying upon any statements made by anyone else that is not set forth in this contract.

CHANGES MUST BE IN WRITING:

23. This contract may not be changed or cancelled except in writing. The contract shall also apply to and bind the distributees, heirs, executors, administrators, successors and assigns of the respective parties. Each of the parties hereby authorize their attorneys to agree in writing to any changes in dates and time periods provided for in this contract.

SINGULAR ALSO MEANS PLURAL:

24. Any singular word or term herein shall also be read as in the plural whenever the sense of this contract may require it.

25. A rider consisting of 3 pages is annexed hereto and made a part hereof.

26. A Mortgage Contingency rider consisting of 2 pages is annexed hereto and made a part hereof.

                                    ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION

In Presence Of:


                                    BY: /s/ [Illegible] V. Pres
                                        -----------------------------

                                        -----------------------------

                                        -----------------------------


                                        /s/ Peter Castellana, Jr.
                                        -----------------------------
                                        Vice President
                                        Ranbar Packing, Inc.

                            RIDER TO CONTRACT OF SALE

 DATED:  June, 1993

 PREMISES: 44-12/22A College Point Blvd., Flushing, NY


1. THIS rider is in addition and supplemental to the printed contract, but in the event of any inconsistency between the provisions of this rider and of the printed portions of the contract, the provisions of this rider shall prevail.

2. THE parties agree that Kahhls Realty Inc. and Crifasi Real Estate brought about this sale and the Seller agrees to pay the commission as per separate agreement. The Purchaser herein named does hereby represent that no broker, or if a broker is identified herein, no broker except the said broker identified brought these premises to their attention and that all the dealings of the Purchaser in connection with the purchase of said property were held directly with the Seller and said broker. The Purchaser agrees that the foregoing representation shall survive the delivery of the deed and shall enure to the benefit of the Seller, their successors and assigns and the Purchaser agrees to give testimony to this effect in case any action or proceeding shall be instituted by any real estate broker or other person, licensed or otherwise, claiming commission in connection with this contract of sale and the Purchaser further agrees and does hereby indemnify and hold the Seller harmless from any and all claims for the payment of any commission, arising from the acts of the purchaser, in connection with the sale of the within premises.

3. SAID premises are sold and are to be conveyed subject to:

(a) a survey dated August 4, 1987 made by Montrose Surveying Co., Inc. (a copy of which is annexed hereto and made a part hereof) and to any state of facts that said survey brought down to date will show, provided the additional facts thereon by reason of having been brought down to date will not render title unmarketable; or, if no such existing survey is identified herein, then to any state of facts an accurate survey may show, provided same does not render title unmarketable; (b) all existing covenants, consents, restrictions, reservations, agreements, consents for utilities, and public utility, driveway, railroad and other easements of record and City Zoning Plans, regulations and ordinances and amendments thereto not violated by existing structures or their present use; (c) possible encroachments or variations from record lines of retaining walls, cellar doors, fences, and fire escapes.

4. SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, INCOME, EXPENSE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PREMISES, THE STRUCTURES THEREON OR THE PERSONAL PROPERTY INCLUDED IN THIS TRANSACTION, EXCEPT AS HEREIN SPECIFICALLY SET FORTH. PURCHASER EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. Purchaser has inspected the same and is fully aware of the condition thereof. Purchaser takes the premises, including any personal property included in this transaction, "AS IS", in its present physical condition. Seller is not bound by any verbal or written statements, representations, broker's listing or information furnished by anyone, unless the same is specifically set forth herein.

5. SELLER makes no representations whatsoever as to the ownership, physical condition, operation or any other matter or thing affecting or relating to the personal property in, on or used in connection with the premises. Seller shall not be responsible for the removal of any structures; rubbish or any personal property, etc., presently on the premises.

6. IF any material difference or discrepancy shall be found in any statement or representation herein contained, or document attached hereto, or if, for any reason, the Seller shall be unable to convey good and marketable title to said premises, free from encumbrances, restrictions or other defects, except as specified in this contract, the Purchaser shall, at his election, have the right to accept such title as the Seller is able to convey, without any abatement in the purchase price by reason of such differences, defects or objections; or, the Purchaser shall have the right to rescind this contract, and should he so rescind, he shall be entitled to the return of the amount paid by him under this contract together with his net liability to a title company for a title search, if the Purchaser has ordered an examination of title from a New York title company, a member of the American Land Title Association, not in excess of their customary charge for examining the title, and survey or survey inspection charge. The lien reserved to secure such sums shall be preserved, but upon such refund and payment this contract shall be deemed cancelled, null and void and of no force and effect, and neither party shall have any claim against the other in law or equity. The Seller shall not be required to bring any action or proceeding, or procure any certificate, permit or other document, or otherwise to incur any expense, in excess of $10,000,00, to obtain any certificate, permit or document, or make title marketable or to make any repairs to the property which maybe required. This provision is in lieu of and supersedes paragraph "20", or any similar paragraph or provision, of the printed portion of this contract, which is deemed deleted hereby.

7. CONDITIONAL bills of sale, chattel mortgages, financing statements or like liens, filed more than their effective period prior to closing of title, which have not been renewed of record, shall not be deemed objections to title, provided the Seller executes and delivers an affidavit that the property is no longer in the premises or has been fully paid for. Any of the foregoing against a tenant shall not be deemed an objection to title.

8. THE non-payment or non-fixation of any franchise, estate or inheritance tax, if any, shall not be an objection to title but the Seller shall deposit with the Title Company, a reasonable sum to insure the prompt filing of all necessary returns and the prompt payment of the tax. The Seller agrees to hold the Purchaser harmless from such taxes.

9. SELLER shall be entitled to a reasonable adjournment of closing for the purpose of removing objections to title, if any.

10. THIS contract may not be recorded by the Purchaser, and may not be assigned by the Purchaser without the express written consent of the Seller.

11. IF, between this date and the date title closes, any assessment is imposed, the Seller agrees to pay such assessment, if it does not exceed $5,000.00. If it does exceed $5,000.00, Seller may elect to cancel this contract upon returning of the down payment and net cost of title examination, unless Purchaser shall elect to take subject to such assessment and receive a credit of $5,000.00 in the purchase price.

12. NO provision of this contract survives the delivery of the deed except as expressly provided. Acceptance of the deed is an acceptance of all of the obligations of the seller hereunder except such as may expressly be stated to survive the delivery. Seller shall have no liability after Closing and delivery of the deed for any obligation, statement or representation of Seller set forth in this contract unless it is accompanied by an express statement that it shall survive the Closing and delivery of the deed.

13. NOTICES, memoranda, stipulations and other matters of a like nature, signed by the attorneys for the respective parties shall be deemed authorized for the purposes of this agreement.

14. PURCHASER shall apply for a title search and report promptly after receipt of the mortgage commitment referred to in this contract, or, if this contract is not conditioned upon issuance of a mortgage commitment, promptly after execution and delivery of this contract by both parties. A copy of the title report shall be furnished to Seller's attorney promptly upon receipt, and is a condition precedent to the scheduling of the closing.

15. IT is expressly understood and agreed that delivery of this Contract for inspection or otherwise by Seller to the Purchaser shall not constitute an offer or create any rights in favor of the Purchaser or another and shall in no way obligate or be binding upon the Seller or Purchaser, and this Contract shall have no force or effect unless and until the same is fully executed and delivered by the Seller and the Purchaser, and fully executed copied of this Contract are exchanged by the parties hereto.

16. SELLER shall be responsible for the New York State and New York City Real Property Transfer Taxes and any New York Gains Tax resulting from this sale.

18. THE Purchaser shall in no event take possession of any part of the premises prior to the actual delivery of the deed unto the Purchaser and full compliance by the Purchaser with the terms of this contract, and should the Purchaser violate this provision, the Purchaser consents that the Seller shall have the right to dispossess it as a squatter and intruder by summary proceedings, and Purchaser shall pay $150.00 per day for use and occupancy from the date of such occupancy, or at Seller's option, Purchaser shall close title and accept a deed irrespective of Seller's title.

19. THE premise shall be delivered unoccupied.

20. Omitted

21. SELLER makes no representation as to the current zoning classification of the property.

22. Gains Tax.

      A. Concurrently with the execution and delivery of this Contract, Purchaser shall deliver to Seller a Transferee Real Property Transfer Gains Tax Questionnaire (the "Transferee Questionnaire"), signed and sworn to by an officer of Purchaser, as required pursuant to Section 1447 of the Gains Tax Law, signed and sworn to by Seller. Seller and Purchaser each shall promptly furnish to the Tax Department such other affidavits and information, signed and sworn to where necessary, as the Tax Department or any agent thereof may require in order to establish the Tentative Assessment, to the extent Seller or Purchaser can reasonably provide the required affidavits and information. Copies of any documents submitted by either party to the Tax Department pursuant hereto (including, without limitation, the Transferor Questionnaire) shall be sent concurrently to the other party.

      B. Seller will be deemed to have complied with its obligations as to Gains Tax by presenting at closing the Tentative Assessment and Return or Statement of No Tax Due, in favor of the transferee named in the Transferee Questionnaire submitted to Seller's attorney.



    Astoria Federal Savings
    and Loan Association


    By: /s/                                      By: /s/ Peter Castellana, Jr.
        ----------------------------------           -------------------------
        Vice President Ranbar Packing, Inc.          Peter Castellana, Jr.
                                                      Vice President

                               MORTGAGE CONTINGENCY RIDER

PREMISES: 44-12/22A College Point Blvd., Flushing, NY

The obligations of Purchaser [and of the Seller if the "Mortgagee" identified below is to be Astoria Federal Savings and Loan Association ("Astoria Federal")] are conditioned upon issuance of a written commitment from such Mortgagee pursuant to which such Mortgagee agrees to make a first mortgage loan (other than VA, FHA or other government insured loan) to Purchaser, at Purchaser's sole cost and expense, as set forth in this Section, and on other customary commitment terms, whether or not conditional upon any factors other than an appraisal satisfactory to Mortgagee.

23. Purchaser shall within ten (10) business days from the date of this contract
(a) make application to Mortgagee for such commitment, (b) furnish, on such forms and in such fashion as Mortgagee requests, accurate and complete information regarding Purchaser and members of Purchaser's family, as required,
(c) pay all costs, fees, points, expenses and charges required in connection with such application and the making and closing of the loan, (d) pursue such application with diligence, (e) cooperate in good faith with Mortgagee to obtain such approval and commitment, (f) promptly give notice to Seller of the name and address of each Mortgagee to which Purchaser has made such application. Purchaser shall comply with all terms, conditions and requirements of such application and commitment (or of any other commitment accepted by Purchaser), and shall furnish Seller with a copy thereof promptly after receipt thereof.

24. If the Mortgagee is Astoria Federal, the note, mortgage and other documents in connection therewith shall be drawn by the attorney for Astoria Federal, at Purchaser's sole cost and expense, in the standard form used by Astoria Federal in its regular lending activities for first mortgage loans (other than VA, FHA or other government insured loans) secured by owner-occupied properties similar (as to its use and occupancy) to the property herein being sold, and for the principal amount set forth below (or such lesser sum as Purchaser shall be willing to accept). Purchaser shall pay at or before Closing all costs, fees, points, expenses and charges normally required by Astoria Federal in connection therewith, including, but not limited to, all mortgage recording taxes, all recording fees, all title examination and insurance fees, survey and/or survey inspection fees, departmental searches, flood certification fees and credit report fees, appraisal fee, "points", and attorney's fees not to exceed $500.00, all of which Purchaser is obligated to pay at or prior to closing.

25. Purchaser agrees to execute the forms and documents and comply with the requirements of the Mortgagee. If the Mortgagee is Astoria Federal, they shall be those generally specified in commitments to its borrowers for this type of mortgage loan, including, but not limited to, the requirement of constant monthly principal and interest payments, owner-occupancy and those with respect to hazard and flood insurance, including the production at closing of the required policy or policies and proof of payment of the premium(s) for a least one year in advance. In addition, all liens, including those for real estate taxes or water and sewer rent charges, which are due at closing or within the number of days thereof usually specified by the Mortgagee, shall be paid at closing. Purchaser shall also make all the usual deposits for future charges for such items as real estate taxes, water and sewer rent charges, hazard and flood insurance premiums, private mortgage insurance and other like charges. If Astoria Federal is the Mortgagee, interest shall be prepaid from date of closing to end-of-month, and paid monthly in advance thereafter on the first day of each calendar month, the first full monthly payment of principal and interest being due on the first of the month immediately after closing.

26. If Astoria Federal is the Mortgagee, the obligation of Astoria Federal to make such loan or forbearance shall be conditioned on and subject to the Purchaser qualifying under Astoria Federal's standard credit requirements.

27. If Astoria Federal is not the Mortgagee designated in this contract, and such commitment is not issued on or before the Commitment Date (set forth below for Mortgagees other than Astoria Federal), then, unless Purchaser has accepted a commitment that does not comply with the requirements herein set forth, Purchaser may cancel this contract by giving written notice sent registered mail, return receipt requested, to Seller within three (3) business days after the Commitment Date. In the event that Astoria Federal is the Mortgagee, and it determines that Purchaser does not qualify (whose determination shall be conclusive and binding on the Purchaser), Seller and/or Astoria Federal will promptly notify Purchaser and/or Purchaser's attorney. In either applicable event, this contract shall be automatically cancelled as of the date of such notification and thereafter neither party shall have any further rights against, or obligations or liabilities to, the other by reason of this contract, except that the downpayment shall be promptly refunded to Purchaser on surrender by Purchaser of all copies of this contract received by Purchaser together with a duly executed general release in recordable form from Purchaser in favor of Seller and Astoria Federal, and except as set forth in Section "2" (with respect to the real estate brokers, if any) of annexed rider.

28. MORTGAGEE:

    [x]  Astoria Federal Savings and Loan Association (Astoria Federal)

             [ ] Any Institutional Lender other than Astoria Federal Commitment Date:

29. PRINCIPAL
     AMOUNT: $1,000,000.00, or such lesser sum as Purchaser shall be willing to accept.

30. TERM: 10 YEARS.

31. INTEREST RATE:

      [x]   Fixed rate of 9.00% [x] I point discount payable to Lender.

32. PAYMENTS

      [x] Constant [x] fixed interest; self-liquidating, additional $50,000.00 principal payments on the first and second anniversary date.

33. OTHER CONDITIONS:

      [x] Western Beef, Inc. the exchange listed company shall be the guarantor on the note.


Astoria Federal Savings
  and Loan Association


By: /s/ [SIGNATURE]                               By: /s/ Peter Castellana, Jr.
    ---------------------------------------          ---------------------------
            Vice President                           Ranbar Packing, Inc.
                                                     Peter Castellana, Jr.
                                                     Vice President

                                                                Title No. ??????


                                   SCHEDULE A

      ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the Westerly side of College Point Boulevard (Laurence Street) distant 100.00 feet Southerly from the corner formed by the intersection of the Southerly side of Maple Avenue with the said Westerly side of College Point Boulevard;

RUNNING THENCE Westerly at right angles to the Westerly side of College Point Boulevard a distance of 200.00 feet to a point;

RUNNING THENCE Southerly at right angle to Maple Avenue a distance of 83 feet 10 7/8 inches to the land now or formerly of the Flushing North Shore and Central Railroad Company;

RUNNING THENCE along said land the following (2) courses and distances:

      1. Southeasterly forming an interior angle of 128 degrees 00 minutes 02 seconds with the last mentioned line a distance of 14 feet, 11--1/4 inches

      2. again Southeasterly forming an interior angle of 186 degrees 32 minutes 08 seconds with the last mentioned line a distance of 138 feet 3--1/8 inches to a point;

RUNNING THENCE Easterly at right angles with the westerly side of College Point Boulevard a distance of 91 feet 3--1/8 inches to the said Westerly side of College Point Boulevard;

RUNNING THENCE Northerly along the Westerly side of College Point Boulevard 191 feet 7--3/4 inches to the point or place of BEGINNING.



                                 /s/ [SIGNATURE]




         For conveyancing only, if intended to be conveyed.

         Together with all rights, title and interest of, in and to any streets and roads abutting the above described premises, to the center line thereof.
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